UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2006

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

945 East Paces Ferry Road, Suite 1475, Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(404) 364-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e)	On December 15, 2006, the Board of Directors of the Company approved increases to the annual salaries, effective January 1, 2007, of Mr. Larry G. Gerdes, Chairman of the Board of Directors, President and Chief Executive Officer, Mr. Lance Cornell, Chief Financial Officer, Treasurer and Secretary, and Mr. Jeffrey McKee, Senior Vice President Sales & Support Services.

The Board also awarded stock options to those same individuals and Ms. Susan McGrogan, Senior Vice President of Operations, as summarized in the table below. The options, which vest over four years at 25% per year, were granted on December 15, 2006 at the closing price on that day ($3.40).

	Annual Salary
Name	Previous	New	Options
Larry Gerdes	$235,000	$250,000	50,000
Lance Cornell	$160,000	$170,000	50,000
Jeffrey McKee	$130,000	$140,000	20,000
Susan McGrogan			30,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: December 22, 2006	/s/ Lance Cornell
Lance Cornell Chief Financial Officer (Principal Financial Officer)